UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Kerr-McGee Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kerr-McGee Corporation (the “Company”) is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on June 23, 2006 in connection with the solicitation of proxies for the approval of the Merger Agreement dated as of June 22, 2006, among Anadarko Petroleum Corporation, APC Acquisition Sub, Inc., a wholly-owned subsidiary of Anadarko, and the Company at a Special Meeting of Stockholders.

To:	All Employees
From:	Luke R. Corbett, Chairman and Chief Executive Officer
Date:	June 23, 2006
Re:	Merger of Kerr-McGee Corp. into Anadarko Petroleum

This morning, the Boards of Directors of Kerr-McGee Corp. and Anadarko Petroleum announced that they have agreed to a merger through a cash offer of $70.50 per share of Kerr-McGee common stock — a premium of 40% from yesterday’s closing stock price.  This premium recognizes the significant value that our employees have created, yet has been under-appreciated by the financial community.  Details of the transaction are provided in the attached press release.

Anadarko is well-respected within the energy and financial communities and the combination of our two companies will create the largest U.S.-based independent E&P company.  Their strategy is similar to Kerr-McGee’s — focused on large resource plays, the deepwater Gulf of Mexico and selected international areas — however, there is not a great deal of overlap of individual assets.  As a result, this combination will create new opportunities for many of our employees and Anadarko’s chairman, Jim Hackett, has committed to put the best people in the organization, whether they are from Anadarko or Kerr-McGee.

I realize that this announcement impacts you, and you will have many questions about this announcement and the next steps.  Although we don’t have answers for all questions at this time, we will be conducting employee meetings next week and additional information will be posted on the intranet under News and FAQs later today.  In keeping with Kerr-McGee’s long-standing position of taking care of its employees, in the event certain employees do not have a position with the new company you will be entitled to severance under the company’s Severance Plan.

As we move through the transition process, I encourage you to continue to focus on your goals and initiatives and please place priority on operating safely.  We expect the closing of this transaction to occur sometime in the third quarter of this year.

Finally, I want to thank each of you for your outstanding service to Kerr-McGee.

 Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Kerr-McGee will file with the SEC a proxy statement. The proxy statement will be mailed to the stockholders of Kerr-McGee. KERR-MCGEE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND KERR-MCGEE. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by Kerr-McGee by going to Kerr-McGee’s Investor Relations page on its corporate website at www.kerr-mcgee.com.

Kerr-McGee and its officers and directors may be deemed to be participants in the solicitation of proxies from Kerr-McGee’s stockholders with respect to the acquisition. Information about Kerr-McGee’s executive officers and directors and their ownership of Kerr-McGee stock is set forth in the proxy statement for the Kerr-McGee 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Kerr-McGee and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Anadarko Petroleum Corp. and its officers and directors may be deemed to have participated in the solicitation of proxies from Kerr-McGee’s stockholders in favor of the approval of the acquisition. Information concerning Anadarko’s directors and executive officers is set forth in Anadarko’s definitive proxy statement, which was filed with the SEC on March 23, 2006, and other reports filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Anadarko’s Investor Relations page on its corporate website at www.kerr-mcgee.com.

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Kerr-McGee Announces Merger into Anadarko in All Cash
Transaction at $70.50 per Share

Oklahoma City, June 23, 2006 — Kerr-McGee Corp. (NYSE: KMG) announced today that its board of directors has unanimously approved an all cash offer of $70.50 per common share to merge into Anadarko Petroleum Corp. (NYSE: APC). The transaction is subject to the approval of Kerr-McGee shareholders as well as other customary regulatory approvals and is expected to close by the end of the third quarter.

“This compelling offer represents a 40% premium to yesterday’s closing stock price and immediately recognizes the value of Kerr-McGee’s strategy and assets for our shareholders,” said Luke R. Corbett, Kerr-McGee chairman and chief executive officer. “The merger with Anadarko combines two companies with similar strategies and creates the largest U.S.-based independent exploration and production company.

“Kerr-McGee has a long history as an innovator in the energy industry. I thank each of our employees for their many contributions that have helped build the company and achieve the successes that enabled stockholders to realize the significant value this transaction will deliver.”

JP Morgan and Lehman Brothers acted as financial advisors and Covington & Burling acted as legal counsel.

Kerr-McGee is an Oklahoma City-based oil and natural gas exploration and production company focused in the U.S. onshore, deepwater Gulf of Mexico and select proven world-class hydrocarbon basins. For more information on Kerr-McGee, visit www.kerr-mcgee.com.

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Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Kerr-McGee will file with the SEC a proxy statement. The proxy statement will be mailed to the stockholders of Kerr-McGee. KERR-MCGEE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION AND KERR-MCGEE. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain additional details on the transaction as well as free copies of the documents filed with the SEC by Kerr-McGee by going to Kerr-McGee’s Investor Relations page on its corporate website at www.kerr-mcgee.com.

Kerr-McGee and its officers and directors may be deemed to be participants in the solicitation of proxies from Kerr-McGee’s stockholders with respect to the acquisition. Information about Kerr-McGee’s executive officers and directors and their ownership of Kerr-McGee stock is set forth in the proxy statement for the Kerr-McGee 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Kerr-McGee and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the merger, which will be filed with the SEC.

In addition, Anadarko Petroleum Corp. and its officers and directors may be deemed to have participated in the solicitation of proxies from Kerr-McGee’s stockholders in favor of the approval of the acquisition. Information concerning Anadarko’s directors and executive officers is set forth in Anadarko’s definitive proxy statement, which was filed with the SEC on March 23, 2006, and other reports filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Anadarko’s Investor Relations page on its corporate website at www.kerr-mcgee.com.

Media contact:	John Christiansen
Direct: 405-270-3995
Cell: 405-406-6574
jchristiansen@kmg.com

Investor contacts:	Rick Buterbaugh
Direct: 405-270-3561

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